EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-8 for AremisSoft Corporation.



Pannell Kerr Forster

/s/ Pannell Kerr Forster

London, England
April 18, 2000